        Exhibit 4.30

Execution Version

DCP MIDSTREAM OPERATING, LP,
As Issuer,
DCP MIDSTREAM, LP,
As Guarantor,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
As Trustee
_____________________________
Eleventh Supplemental Indenture
Dated as of June 20, 2023
to
Indenture
Dated as of September 30, 2010
_____________________________

THIS ELEVENTH SUPPLEMENTAL INDENTURE (this “Eleventh Supplemental Indenture”) is made as of June 20, 2023, by and between DCP MIDSTREAM OPERATING, LP, a Delaware limited partnership, having its principal office at 6900 Layton Avenue, Suite 900, Denver, Colorado 80237 (the “Company”), DCP MIDSTREAM, LP (formerly DCP Midstream Partners, LP), a Delaware limited partnership, having its principal office at 6900 Layton Avenue, Suite 900, Denver, Colorado 80237 (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as trustee (herein called the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into an Indenture, dated as of September 30, 2010 (the “Original Indenture”), with The Bank of New York Mellon Trust Company, N.A., as Trustee, to provide for the issuance from time to time of its unsecured senior debt securities (the “Securities”);
WHEREAS, the Original Indenture is incorporated herein by this reference, and the Original Indenture, as amended and supplemented to the date hereof, including by this Eleventh Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, all capitalized terms used in this Eleventh Supplemental Indenture that are not otherwise defined herein shall have the meanings given to them in the Indenture;
WHEREAS, the Company has entered into various supplemental indentures, including (i) the Seventh Supplemental Indenture dated as of July 17, 2018 (the “Seventh Supplemental Indenture”), pursuant to which a series of Securities designated as the 5.375% Senior Notes due 2025 (the “2025 Notes”) was established, (ii) the Eighth Supplemental Indenture dated as of May 10, 2019 (the “Eighth Supplemental Indenture”), pursuant to which a series of Securities designated as the 5.125% Senior Notes due 2029 (the “2029 Notes”) was established, (iii) the Ninth Supplemental Indenture dated as of June 24, 2020 (the “Ninth Supplemental Indenture”), pursuant to which a series of Securities designated as the 5.625% Senior Notes due 2027 (the “2027 Notes”) was established, and (iv) the Tenth Supplemental Indenture dated as of November 19, 2021 (the “Tenth Supplemental Indenture”), pursuant to which a series of Securities designated as the 3.250% Senior Notes due 2032 (the “2032 Notes”) was established;
WHEREAS, the Company proposes to amend the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and the Tenth Supplemental Indenture (collectively, the “Subject Supplemental Indentures”) as provided herein;
WHEREAS, under Section 901 of the Original Indenture, without the consent of any Holders of Securities, the Company and any Guarantor (when authorized by or pursuant to Board Resolutions) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, for any of the purposes described therein, including, pursuant to Section 901(17) of the Original Indenture, to make any change that does not adversely affect the rights of Holders of Outstanding Securities in any material respect;

WHEREAS, the Company is undertaking to execute and deliver this Eleventh Supplemental Indenture to amend the Subject Supplemental Indentures as provided herein; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Eleventh Supplemental Indenture and to make it the valid and binding obligations of the Company and the Guarantor have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article 1
Amendments
Section 1.1Amendments of Section 3.05 of the Subject Supplemental Indentures. Section 3.05 of each Subject Supplemental Indenture is hereby amended by adding the following text to the end of the definition of “Named Rating Agency”:
Section 1.2“Any Named Rating Agency that does not rate the Notes immediately prior to a Ratings Decline Period shall be deemed to have withdrawn its rating of the Notes within such Ratings Decline Period for purposes of the definition of Change of Control Triggering Event.”
Article 2

Miscellaneous Provisions
Section 2.1Recitals by Company and the Guarantor. The recitals in this Eleventh Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and the Trustee makes no representations as to the validity or sufficiency of this Eleventh Supplemental Indenture. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Eleventh Supplemental Indenture as fully and with like effect as if set forth herein in full. The provisions of this Eleventh Supplemental Indenture shall apply to the 2025 Notes, the 2027 Notes, the 2029 Notes and the 2032 Notes, but shall not apply to any other Securities issued in the future pursuant to the Indenture or to any other Outstanding Securities.
Section 2.2Ratification and Incorporation of the Original Indenture and the Subject Supplemental Indentures. As amended and supplemented hereby, the Original Indenture and the Subject Supplemental Indentures are in all respects ratified and confirmed, and the Original Indenture, the Subject Supplemental Indentures and this Eleventh Supplemental Indenture shall be read, taken and construed as one and the same instrument. If and to the extent that the provisions of the Original Indenture or the Subject Supplemental Indentures are duplicative of, or in contradiction with, the provisions of this Eleventh Supplemental Indenture, the provisions of this Eleventh Supplemental Indenture will govern.
Section 2.3Execution.
Section 2.4This Eleventh Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Portable Document Format (PDF) or facsimile signatures shall be deemed originals.
Section 2.5The words “execution,” “executed,” “signed,” “signature” and words of like import in this Eleventh Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).
Section 2.6The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
Section 2.7Governing Law; Waiver of Jury Trial. THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ELEVENTH SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 2.8Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, each party hereto has caused this Eleventh Supplemental Indenture to be signed in its name and behalf by its duly authorized signatory, all as of the day and year first above written.

DCP MIDSTREAM OPERATING, LP

By:    DCP Midstream Operating, LLC, its general partner

By:    /s/ Sam A. Farace II
Name: Sam A. Farace II
Title:    Vice President and Treasurer

DCP MIDSTREAM, LP

By:    DCP Midstream GP, LP, its general partner

By:    DCP Midstream GP, LLC, its general partner

By:    /s/ Sam A. Farace II
Name: Sam A. Farace II
Title:    Vice President and Assistant Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:    /s/ Ann M. Dolezal
Name: Ann M. Dolezal
Title:    Vice President

[Signature Page to Eleventh Supplemental Indenture]